Exhibit 99.1

At the Company
Donna Kush	Dave Pleiss
Director, Corporate Communications	Director, Investor Relations
(402) 827-8931	(402) 597-5658
dkush@ameritrade.com	dpleiss@ameritrade.com

AMERITRADE SHATTERS EARNINGS RECORD

Pre-tax Margin at a Record 53%
Company Increases Guidance for Fiscal Year 2004

OMAHA, Neb., January 20, 2004 - Ameritrade Holding Corporation (Nasdaq: AMTD) today announced results for the quarter ended December 31, 2003, which continue to underscore the Company’s powerful operating leverage.

First Quarter Highlights

•	Record net income of $72 million, or $0.17 per share

•	Record pre-tax income of $120 million, or 53 percent of net revenues

•	Record operating margin (1) of $143 million, or 63 percent

•	Record EBITDA(1) of $127 million, or 56 percent

•	Record net revenues of $226 million, up 25 percent over December quarter of fiscal year 2003

•	Liquid assets(1) of $232 million; cash and cash equivalents of $263 million

•	Average trades per day of approximately 175,000

•	88,000 new accounts at an average cost per account of $262; 55,000 net new accounts

(1)	See attached reconciliation of financial measures.

“Our unprecedented run of record profitability the past three quarters is a testament to the strength of our operating leverage,” said Joe Moglia, chief executive officer. “In fact, we made more money in the last three quarters than in our cumulative 28 year history. Additionally, client assets this quarter again reached new highs, we bought back about 10 million shares of our stock, accomplished a third straight quarter of record net income and further increased our operating margin.”

Stock Repurchased

During the quarter, Ameritrade utilized $120 million to repurchase approximately 10 million shares of its stock. Through December 31, 2003 the Company has invested about $211 million in

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

repurchasing over 26 million shares of stock at a weighted average price of $8.01 per share, which is over six percent of the outstanding stock that it had when the program was initiated in September 2002.

Convertible Notes Redeemed

Ameritrade redeemed all of the approximately $46.3 million of its convertible subordinated notes in October. As a result, the Company has no outstanding bank debt or convertible debt.

Acquisition Announced & Closed

Ameritrade announced the acquisition of Bidwell & Company on November 6 and completed the acquisition on January 2. The transaction adds approximately 100,000 accounts and $5 billion in client assets. Clients should be transitioned to the Ameritrade platform during the third fiscal quarter.

Outlook Updated

Ameritrade has increased its current projections to $0.49 - $0.79 per share for fiscal year 2004 in the “Outlook Statement” section of its corporate Web site located at www.amtd.com.

About Ameritrade Holding Corporation

Ameritrade Holding Corporation has a 28-year history of servicing self-directed investors. Ameritrade develops and provides innovative brokerage products and services tailored to meet the varying investing and portfolio management needs of individual investors and institutional distribution partners. With 3 million client accounts, Ameritrade, Inc.2, a subsidiary of Ameritrade Holding Corporation, is a leader in the online brokerage business, recently receiving Forbes “Best of Web” honors as well as an overall four-star rating, and a top rating for “Ease of Use” and “Research Amenities” on the Barron’s 2003 Online Broker Survey. For more information, please visit www/amtd.com.

Safe Harbor

This document contains forward-looking statements within the meaning of the federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws. In particular, any projections regarding our future revenues, expenses, synergies, earnings, capital expenditures or activity rates are forward-looking statements. These statements reflect only our current expectations and are not guarantees of future performance or results.

These statements involve risks, uncertainties and assumptions that could cause actual results or performance to differ materially from those contained in the forward-looking statements. These risks, uncertainties and assumptions include market fluctuations and changes in client trading

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

activity, general economic conditions, increased competition, regulatory and legal matters and uncertainties and other risk factors described in our latest Annual Report on Form 10-K. These forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

(2)	Ameritrade, Inc., member NASD/SIPC

###

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
In thousands, except per share data
(Unaudited)

	Quarter Ended December 31,

	2003	2002

Revenues:
Commissions and clearing fees	$152,278	$116,184
Interest revenue	56,126	41,796
Other	20,659	28,345

Total revenues	229,063	186,325
Client interest expense	2,623	5,798

Net revenues	226,440	180,527

Expenses:
Employee compensation and benefits	34,292	45,750
Clearing and execution costs	9,125	11,142
Communications	9,262	12,143
Occupancy and equipment costs	11,437	16,623
Depreciation and amortization	5,957	8,725
Professional services	6,380	11,647
Interest on borrowings	837	1,188
(Gain)/loss on disposal of property	(180)	409
Other	6,308	4,063
Advertising	23,066	32,038

Total expenses	106,484	143,728

Pre-tax income	119,956	36,799
Provision for income taxes	48,019	14,757

Net income	$71,937	$22,042

Basic earnings per share	$0.17	$0.05
Diluted earnings per share	$0.17	$0.05

Weighted average shares outstanding — basic	425,469	429,813
Weighted average shares outstanding — diluted	434,758	432,029

Note: Certain items in the prior year consolidated statement of operations have been reclassified to conform to the current presentation.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
In thousands
(Unaudited)

	Dec. 31, 2003	Sept. 26, 2003

Assets:
Cash and cash equivalents	$262,872	$248,623
Segregated cash and investments	7,206,450	7,878,421
Broker/dealer receivables	2,839,699	2,921,732
Client receivables	2,741,931	2,202,170
Goodwill and intangible assets	969,395	973,050
Other	190,464	180,272

Total assets	$14,210,811	$14,404,268

Liabilities and stockholders’ equity:

Liabilities:
Broker/dealer payables	$3,038,008	3,142,435
Client payables	9,574,624	9,611,243
Prepaid variable forward contract obligation	36,620	36,194
Convertible subordinated notes	—	46,295
Other	360,579	332,327

Total liabilities	13,009,831	13,168,494

Stockholders’ equity	1,200,980	1,235,774

Total liabilities and stockholders’ equity	$14,210,811	$14,404,268

AMERITRADE HOLDING CORPORATION
SELECTED OPERATING DATA

	Quarter ended

	Dec. 31, 2003	Sept. 26, 2003	June 27, 2003	Mar. 28, 2003

Trading days*	64.5	62.5	63.0	60.0
Average client trades per day	174,940	159,280	154,294	116,246
Total trades (in millions)	11.3	10.0	9.7	7.0
Assets in client accounts (in billions)	$65.2	$54.8	$48.0	$39.1

Core brokerage open accounts**	3,069,000	3,014,000	2,973,000	2,907,000

*	Reduced exchange trading sessions are treated as half days for all periods presented.

**	This relates to the core brokerage account base only. Total client base, including core accounts and non-core accounts (primarily clearing accounts, stock option administration accounts and bank referral accounts), was 3,412,000 at 12/31/03.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com

AMERITRADE HOLDING CORPORATION
RECONCILIATION OF FINANCIAL MEASURES
In thousands, except percentages
(Unaudited)

	Quarter Ended December 31,

	2003		2002

	$	% of Rev.	$	% of Rev.

Operating margin(1)

Operating margin	$142,842	63.1%	$69,246	38.4%
Less:
Advertising	(23,066)	-10.2%	(32,038)	-17.7%
Gain/(loss) on disposal of property	180	0.1%	(409)	-0.2%

Pre-tax income	$119,956	53.0%	$36,799	20.4%

EBITDA(2)

EBITDA	$126,750	56.0%	$46,712	25.9%
Less:
Depreciation and amortization	(5,957)	-2.6%	(8,725)	-4.8%
Interest on borrowings	(837)	-0.4%	(1,188)	-0.7%

Pre-tax income	119,956	53.0%	$36,799	20.4%

	As of

	Dec. 31,	Sept. 26,	June 27,	March 28,	Dec. 31,
	2003	2003	2003	2003	2002

Liquid Assets(3)

Liquid assets	$231,699	$335,294	$259,764	$187,016	$246,800
Plus: Broker-dealer cash and cash equivalents	152,964	55,634	84,210	114,078	61,745
Less:
Investment in NITE, net of tax	—	—	—	(6,546)	(23,017)
Excess broker-dealer regulatory net capital	(121,791)	(142,305)	(114,415)	(143,163)	(121,287)

Cash and cash equivalents	$262,872	$248,623	$229,559	$151,385	$164,241

Note: The term “GAAP” in the following explanations refers to generally accepted accounting principles in the United States.

(1)	Operating margin is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define operating margin as pre-tax income, adjusted to remove advertising expense and any unusual gains or charges. We believe operating margin provides an important measure of the financial performance of our ongoing business. Advertising spending is excluded because it is largely at the discretion of the Company, varies significantly from period to period based on market conditions and relates to the acquisition of future revenues through new accounts rather than current revenues from existing accounts. Unusual gains and charges are excluded because we believe they are not likely to be indicative of the ongoing operations of our business. Operating margin should be considered in addition to, rather than as a substitute for, pre-tax income and net income.

(2)	EBITDA (earnings before interest, taxes, depreciation and amortization) is considered a Non-GAAP financial measure as defined by SEC Regulation G. We consider EBITDA an important measure of our financial performance and of our ability to generate cash flows to service debt, fund capital expenditures and fund other corporate investing and financing activities. EBITDA eliminates the non-cash effect of tangible asset depreciation and intangible asset amortization, as well as any non-cash gains or charges. EBITDA should be considered in addition to, rather than as a substitute for, pre-tax income, net income and cash flows from operating activities.

(3)	Liquid assets is considered a Non-GAAP financial measure as defined by SEC Regulation G. We define liquid assets as the sum of a) non broker-dealer cash and cash equivalents, b) the market value, net of tax, of our investment in Knight Trading Group, Inc. that is not subject to a prepaid variable forward contract for future sale and c) regulatory net capital of our broker-dealer subsidiaries in excess of 5% of aggregate debit items. We consider liquid assets an important measure of our liquidity and of our ability to fund corporate investing and financing activities. Liquid assets should be considered in addition to, rather than as a substitute for, cash and cash equivalents.

Ameritrade Holding Corporation • 4211 South 102nd Street • Omaha, NE 68127
www.amtd.com